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                                                                     EXHIBIT 5.1

                               PALMER & DODGE LLP

                    ONE BEACON STREET, BOSTON, MA 02108-3190


TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420

                                  May 24, 2000

Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York 10111
Ladies and Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by Antigenics Inc. (the "Company") with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to up to 3,079,858 shares of the Company's Common Stock, $0.01 par value, comprising of (i) 2,801,762 shares of Common Stock (the "Shares") currently outstanding and (ii) 278,096 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants to purchase Common Stock (the "Warrants"). We understand that the Shares and the Warrant Shares are to be offered and sold from time to time by the selling stockholders named in the Prospectus forming part of the Registration Statement in the manner described in such Prospectus.

         We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors in connection with the authorization and issuance of the Shares and the Warrants. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to Delaware General Corporation Law and the federal laws of the United States.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.



                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP

                                                     Palmer & Dodge LLP